Exhibit 99.6

EXECUTION COPY

AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

Reference is made to the REGISTRATION RIGHTS AGREEMENT, dated as of October 25, 2010 (the “2010 Agreement”), among AERCAP HOLDINGS N.V., a public limited liability company (naamloze vennootschap) incorporated under the laws of the Netherlands (the “Company”), and WAHA AC COÖPERATIEF U.A., a cooperative with excluded liability incorporated under the laws of the Netherlands, with its corporate seat in Amsterdam, the Netherlands and its principal offices at Teleportboulevard 140, Amsterdam, the Netherlands (the “Shareholder”).

The Company and the Shareholder hereby agree that the 2010 Agreement is hereby amended and restated as of December 16, 2013 in its entirety in the form of this AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (this “Agreement”).

A. The Company agreed to issue and sell, and the Shareholder agreed to purchase, pursuant to the Subscription Agreement dated as of the date of the 2010 Agreement (the “Subscription Agreement”), between the Company and the Shareholder, an aggregate of 29,846,611 ordinary shares, par value €0.01, of the Company (the “Company Shares”).

B. In order to induce the Shareholder to enter into the Subscription Agreement, the Company desired to grant to the Shareholder certain registration rights in the United States with respect to the Company Shares issuable to the Shareholder pursuant to the Subscription Agreement.

C. Capitalized terms used in this Agreement are used as defined in Section 10.

Now, therefore, the parties hereto agree as follows:

1. Demand Registrations.

(a) Short-Form Registration. After the expiration of the lock-up period (as defined in Section 8 of the Subscription Agreement), so long as the Shareholder holds Registrable Securities and so long as the Company is eligible to use Form F-3 (or a comparable form) for the registration of its Ordinary Shares, the Shareholder may request in writing the registration of all of the Registrable Securities held by it (a “Registration Request”) pursuant to a Shelf Registration pursuant to Rule 415 under the Securities Act. Any Shelf Registration shall provide for the resale of the Ordinary Shares from time to time in the United States by and pursuant to any method or combination of methods legally available to (including, without limitation, an underwritten offering, a directs sale to purchasers, a sale through brokers or agents or a sale over the internet) the Shareholder. The Company shall comply with the applicable provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by the Shelf Registration Statement in accordance with the intended methods of disposition by the Shareholder thereof. Notwithstanding anything contained herein to the contrary, the Company hereby agrees that (i) each Registration Request that is a Shelf Registration pursuant to Rule 415 under the Securities Act shall contain all language (including, without limitation, on the prospectus cover sheet, the principal Shareholder chart and the plan of distribution) as may reasonably be requested by a holder of Registrable Securities to allow for a distribution to, and resale by, the direct and indirect affiliates, partners, members or shareholders of the Shareholder

(a “Partner Distribution”) and (ii) the Company shall, at the reasonable request of the Shareholder seeking to effect a Partner Distribution, file any prospectus supplement or post-effective amendments and otherwise take any action reasonably necessary to include such language, if such language was not included in the initial Registration Statement, or revise such language if deemed reasonably necessary by the Shareholder to effect such Partner Distribution.

(b) The Company, within forty-five (45) days of the date on which the Company receives a Registration Request given by the Shareholder in accordance with Section 1(a) hereof, will file with the Commission, and the Company will thereafter use commercially reasonable efforts to cause to be declared effective as promptly as practicable, a Shelf Registration Statement on the appropriate form for the registration and sale, in accordance with the intended method or methods of distribution, of the total number of Registrable Securities specified by the Shareholder in such Registration Request.

(c) The Company will use commercially reasonable efforts to keep each Shelf Registration Statement filed pursuant to this Section 1 continuously effective and usable for the resale of the Registrable Shares covered thereby for a period of three (3) years from the date on which the Commission declares such Shelf Registration Statement effective until all of the Registrable Securities covered by such Shelf Registration Statement have been sold pursuant to such Shelf Registration Statement. The time period for which the Company is required to maintain the effectiveness of any Registration Statement is hereinafter referred to as the “Effectiveness Period”.

(d) At any time that any Shelf Registration is effective, if the Shareholder delivers a notice to the Company (a “Take-Down Notice”) stating that it intends to effect an underwritten offering or distribution of all or part of its Registrable Securities included by it on any Shelf Registration (a “Shelf Offering”) and stating the number of the Registrable Securities to be included in the Shelf Offering, then the Company shall amend or supplement the Shelf Registration as may be necessary in order to enable such Registrable Securities to be distributed pursuant to the Shelf Offering. In connection with any Shelf Offering, if the managing underwriter advises the Shareholder in writing that in its or their view the total number or dollar amount of Registrable Securities proposed to be sold in such offering is such as to adversely affect the success of such offering, the managing underwriter may limit the number of shares which would otherwise be included in such take-down offering in the same manner as is described in Section 1(g). The Company will pay all Registration Expenses incurred in connection with any registration requested by the Shareholder in accordance with this Agreement.

(e) Restrictions on Demand Registrations. The Company may postpone for a reasonable period of time, not to exceed 120 days, the filing of a prospectus or the effectiveness of a Registration Statement for a Registration Request if the Company furnishes to the Shareholder a certificate signed by the Chief Executive Officer of the Company, following consultation with, and after obtaining the good faith approval of, the board of directors of the Company, stating that the Company believes that such Registration Request would have a material adverse effect on any proposal or plan by the Company to engage in any acquisition of assets (other than in the ordinary course of business) or any merger, amalgamation, consolidation, tender offer or similar transaction, or otherwise would have a material adverse effect on the business, assets, operations, prospects or financial condition of the Company, provided that the Company may not effect such a postponement more than once in any 360-day period. If the Company so postpones the filing of a prospectus or the effectiveness of a Registration Statement, the Shareholder will be entitled to withdraw its Registration Request and will not be able to make another request until the earlier of (x) the expiration of the 120 day period or (y) the Company has informed the Shareholder that the registration would not have a material adverse effect on any proposal or plan by the Company to engage in any acquisition of assets (other than in the ordinary course of business) or any merger, amalgamation, consolidation, tender offer or similar transaction, or otherwise would have a material adverse effect on the business, assets, operations, prospects or financial condition of the Company. The Company will pay all Registration Expenses incurred in connection with any such aborted registration or prospectus.

(f) Selection of Underwriters. If the Shareholder intends to distribute the Registrable Securities covered by the Registration Request by means of an underwritten offering, it will so advise the Company as a part of the Registration Request. Subject to the last sentence of this Section 1(f), the Company will not be obligated to effect more than two such underwritten offerings. In such event, the Shareholder will have the right to select the investment banker(s) and manager(s) to administer the offering, subject to the Company’s approval which will not be unreasonably withheld or delayed. If the offering is underwritten, the Shareholder (together with the Company) will enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. If the Shareholder disapproves of the terms of the underwriting, the Shareholder may elect to withdraw therefrom by written notice to the Company and the managing underwriter: provided, however that such attempted offering will count toward the Shareholder’s two underwritten offerings described above. Notwithstanding anything in this Agreement to the contrary, an attempted offering will not count as one of the Shareholder’s two underwritten offerings if the Shareholder’s decision to withdraw from, terminate, abandon or cancel such offering results from or arises out of an action by the Company that could reasonably be expected to adversely affect the timing, marketability or offering price of the securities contemplated to have been offered in such registration.

(g) Priority on Demand Registrations. The Company will not include in any underwritten registration pursuant to Section 1 any securities that are not Registrable Securities without the prior written consent of the Shareholder. If the managing underwriter advises the Shareholder in writing that in its opinion the number of Registrable Securities (and, if permitted hereunder, other securities requested to be included in such offering) exceeds the number of securities that can be sold in such offering without adversely affecting the marketability of the offering, the Company will include in such offering only such number of securities that can be sold without adversely affecting the marketability of the offering, which securities will be so included in the following order of priority: (i) first, Registrable Securities of the Shareholder and (ii) second, any other securities of the Company that have been requested to be so included. Notwithstanding the foregoing, no employee of the Company or any subsidiary thereof will be entitled to participate, directly or indirectly, in any such registration to the extent that the managing underwriter (or, in the case of any offering that is not underwritten, a nationally recognized investment banking firm) determines in good faith that the participation of such employee in such registration would adversely affect the marketability or offering price of the securities being sold in such registration.

(h) Other Registration Rights. Except as provided in this Agreement, the Company will not grant to any holder or prospective holder of any securities of the Company registration rights with respect to such securities which are senior to the rights granted hereunder without the prior written consent of the Shareholder.

2. Piggyback Registrations.

(a) Right to Piggyback. Whenever the Company proposes to register any of its securities (other than (x) a registration pursuant to Section 1, relating solely to employee benefit plans, or relating solely to the sale of debt or convertible debt instruments or (y) an Excluded Offering) and the registration form to be filed may be used for the registration or qualification for distribution of Registrable Securities, the Company will give written notice at least fifteen (15) days before the anticipated filing date to the Shareholder of its intention to effect such a registration and will include in such registration all Registrable Securities with respect to which the Company has received from the Shareholder a written request for inclusion therein within ten (10) days after the date of the Company’s notice (a “Piggyback Registration”). If the Shareholder has made such a written request, it may withdraw its Registrable Securities from such Piggyback Registration by giving written notice to the Company and the managing underwriter, if any, on or before the thirtieth (30th) day prior to the planned effective date of such Piggyback Registration. The Company may terminate or withdraw any registration under this Section 2 prior to the effectiveness of such registration, whether or not the Shareholder has elected to include Registrable Securities in such registration, and except for the obligation to pay Registration Expenses pursuant to Section 2(c) the Company will have no liability to the Shareholder in connection with such termination or withdrawal.

(b) Underwritten Registration. If the registration referred to in Section 2(a) is proposed to be underwritten, the Company will so advise the Shareholder as a part of the written notice given pursuant to Section 2(a). In such event, the right of the Shareholder to registration pursuant to this Section 2 will be conditioned upon such Shareholder’s participation in such underwriting and the inclusion of such Shareholder’s Registrable Securities in the underwriting, and the Shareholder will (together with the Company and any other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. If the Shareholder disapproves of the terms of the underwriting, the Shareholder may elect to withdraw therefrom by written notice to the Company and the managing underwriter.

(c) Piggyback Registration Expenses. The Company will pay all Registration Expenses in connection with any Piggyback Registration, whether or not any registration or prospectus becomes effective or final; provided, that if a Piggyback Registration becomes effective, the Shareholder shall be obligated to pay the incremental Registration Expenses (if any) directly attributable to Shareholder’s participation in such Piggyback Registration.

(d) Priority on Primary Registrations. If a Piggyback Registration relates to an underwritten primary offering on behalf of the Company, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold without adversely affecting the marketability of such offering, the Company will include in such registration or prospectus only such number of securities that in the opinion of such underwriters can be sold without adversely affecting the marketability of the offering, which securities will be so included in the following order of priority: (i) first, the securities the Company proposes to sell and (ii) second, the Registrable Securities requested to be included in such registration by the Shareholder and other securities requested to be included in such registration, pro rata among the holders of Registrable Securities and other securities on the basis of the number of securities owned by each such holder. Notwithstanding the foregoing, any employee of the Company or any subsidiary thereof will not be entitled to participate, directly or indirectly, in any such registration to the extent that the managing underwriter (or, in the case of an offering that is not underwritten, a nationally recognized investment banking firm) will determine in good faith that the participation of such employee in such registration would adversely affect the marketability or offering price of the securities being sold in such registration.

(e) Priority on Secondary Registrations. If a Piggyback Registration relates to an underwritten secondary registration on behalf of other holders of the Company’s securities, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold without adversely affecting the marketability of the offering, the Company will include in such registration only such number of securities that in the opinion of such underwriters can be sold without adversely affecting the marketability of the offering, which securities will be so included in the following order of priority: (i) first, the securities requested to be included therein by the holders requesting such registration and (ii) second, the Registrable Securities requested to be included in such registration by the Shareholder and other securities requested to be included in such registration, pro rata among the holders of Registrable Securities and other securities on the basis of the number of securities owned by each such holder. Notwithstanding the foregoing, any employee of the Company or any subsidiary thereof will not be entitled to participate, directly or indirectly, in any such registration to the extent that the managing underwriter (or, in the case of an offering that is not underwritten, a nationally recognized investment banking firm) will determine in good faith that the participation of such employee in such registration would adversely affect the marketability or offering price of the securities being sold in such registration.

3. Holdback Agreement. If (i) during the Effectiveness Period, the Company shall file a registration statement (other than in connection with the registration of securities issuable pursuant to an employee stock option, stock purchase or similar plan or pursuant to a merger, exchange offer or a transaction of the type specified in Rule 145(a) under the Securities Act) with respect to an underwritten public offering of the Company’s Ordinary Shares or securities convertible into, or exchangeable or exercisable for, such securities, (ii) with reasonable prior notice, the managing underwriter or underwriters advises the Company in writing (in which case the Company shall notify the Shareholder) that a public sale or distribution of Registrable Securities would materially adversely impact such offering and (iii) the underwriter or underwriters have obtained written holdback agreements from the Company, each executive officer of the Company and each other person who has been granted registration rights by the Company, then the Shareholder shall, to the extent not inconsistent with applicable law, refrain from effecting any public sale or distribution of Registrable Securities during the ten (10) days prior to the effective date of such registration statement and until the earliest of (A) sixty (60) days from the effective date of such registration statement; provided, that if the underwriter, in its reasonable judgment, advises the Company that a period of sixty days from the effective date is too short, this sixty day period may be extended by the Company at the direction of the underwriter by up to an aggregate of 30 days or (B) the abandonment of such offering (each such period, including any such permitted extensions thereof, a “Hold Back Period”). Notwithstanding the foregoing, any obligations of the Shareholder under this Section 2 shall terminate in the event that the Company or any underwriter terminates, releases or waives, in whole of in part, the holdback agreements with respect to the Company, any executive officer of the Company or any such other person who has been granted registration rights by the Company.

4. Registration Procedures. In connection with the registration obligations of the Company pursuant to and in accordance with Section 1, the Company will use commercially reasonable efforts to effect the registration and sale of such Registrable Securities in accordance with the intended method of disposition thereof. Without limiting the generality of the foregoing, the Company will, as expeditiously as possible:

(a) prepare and file with the Commission a Registration Statement with respect to such Registrable Securities, make all required filings with the NASD and thereafter use commercially reasonable efforts to cause such Registration Statement to become effective; provided, that before filing a Registration Statement or any amendments or supplements thereto (other than reports required to be filed by it under the Exchange Act that are incorporated or deemed to be incorporated by reference into the Registration Statement), the Company will furnish to the Shareholder copies of all documents proposed to be filed. If the Shareholder informs the Company in writing within five Business Days that it has any objections to the filing of such Registration Statement, amendment or supplement, the Company will not file such Registration Statement, amendment or supplement prior to the date that is five Business Days from the date the Shareholder received such document; provided, that under no circumstances will the Company be permitted to file any Registration Statement, amendment or supplement incorporating any information or affidavits supplied by the Shareholder or using the Shareholder’s name (collectively, the “Shareholder Information”) unless (i) such Shareholder Information is incorporated verbatim as supplied by the Shareholder (or, in the case of the Shareholder’s name, incorporated exactly and only in the context consented to by the Shareholder (the “Approved Context”)) or (ii) the Shareholder has consented in writing to any modification to such Shareholder Information (or, in the case of the Shareholder’s name, has consented to use in a context broader than the Approved Context). The Company will not file any Registration Statement or amendment or supplement to such Registration Statement to which the Shareholder will have reasonably objected in writing on the grounds that (and explaining why) such amendment or supplement does not comply in all material respects with the requirements of the Securities Act or of the rules or regulations thereunder.

(b) prepare and file with the Commission such amendments and supplements to such Registration Statement as may be necessary to keep such Registration Statement effective for a period of either (i) not less than six months or, if such Registration Statement relates to an underwritten offering, such longer period as in the opinion of counsel for the underwriters a prospectus is required by law to be delivered in connection with sales of Registrable Securities by an underwriter or dealer or (ii) such shorter period as will terminate when all of the securities covered by such Registration Statement have been disposed of in accordance with the intended methods of disposition by the Shareholder set forth in such Registration Statement (but in any event not before the expiration of any longer period required under the Securities Act), and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement until such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the Shareholder set forth in such Registration Statement;

(c) furnish to the Shareholder one conformed copy, without charge, of such Registration Statement and of each post-effective amendment thereto, and deliver, without charge, such number of copies of each preliminary prospectus, final prospectus, all exhibits and other documents filed therewith and such other documents as the Shareholder may reasonably request including in order to facilitate the disposition of the Registrable Securities owned by it;

(d) use commercially reasonable efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as the Shareholder reasonably requests in writing (provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction);

(e) promptly notify the Shareholder, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the discovery of the happening of any event as a result of which, the prospectus contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and, as promptly as practicable, prepare and furnish to such Shareholder a reasonable number of copies of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

(f) promptly notify the Shareholder (i) when the prospectus or any prospectus supplement or post-effective amendment has been filed and, with respect to such Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the Commission for amendments or supplements to such registration statement or to amend or to supplement such prospectus or for additional information, and (iii) of the issuance by the Commission of any stop order suspending the effectiveness of such registration statement or the initiation of any proceedings for such purpose;

(g) use commercially reasonable efforts to cause all such Registrable Securities to be listed on each securities exchange, if any, on which similar securities issued by the Company are then listed or, if no similar securities issued by the Company are then listed on any securities exchange, use commercially reasonable efforts to cause all such Registrable Securities to be listed on such securities exchange reasonably selected by the Company;

(h) enter into such customary agreements (including underwriting agreements in form scope and substance as is customary in underwritten offerings) and take all such appropriate and reasonable other actions as the Shareholder or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities;

(i) if such offering is an underwritten offering, make available for inspection by the Shareholder, any underwriter participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other agent retained by the Shareholder or underwriter, all financial and other records, pertinent corporate documents of the Company as will be reasonably necessary to enable them to exercise their due diligence responsibilities, provided that each Shareholder, underwriter and any attorney, accountant or other agent retained by the Shareholder or underwriter will (i) enter into a confidentiality agreement satisfactory to the Company and (ii) minimize the disruption to the Company’s business in connection with the foregoing;

(j) otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Company’s first full calendar quarter after the effective date of the Registration Statement, which earnings statement will satisfy the provisions of Section 11(a) of the U.S. Securities Act and Rule 158 thereunder;

(k) in the event of the issuance of any stop order suspending the effectiveness of a Registration Statement, or of any order suspending or preventing the use of any related prospectus or ceasing trading of any securities included in such Registration Statement for sale in any jurisdiction, use commercially reasonable efforts promptly to obtain the withdrawal of such order at the earliest practicable time;

(l) enter into such agreements and take such other actions as the Shareholders or the underwriters reasonably request in order to expedite or facilitate the disposition of such Registrable Securities, including, without limitation, preparing for and participating in such number of “road shows” and all such other customary selling efforts as the underwriters reasonably request in order to expedite or facilitate such disposition;

(m) if such offering is an underwritten offering, use commercially reasonable efforts to obtain one or more comfort letters, addressed to the Shareholder, dated the effective date of, or the date of the final receipt issued for such Registration Statement (the date of the closing under the underwriting agreement for such offering), signed by the Company’s independent public accountants in customary form and covering such matters of the type customarily covered by comfort letters in underwritten offerings;

(n) if such offering is an underwritten offering, use commercially reasonable efforts to provide legal opinions of the Company’s outside counsel, addressed to the Shareholder, dated the effective date of or the date of the final receipt issued for such Registration Statement, each amendment and supplement thereto (and, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), with respect to the Registration Statement, each amendment and supplement thereto (including the preliminary prospectus) and such other documents relating thereto in customary form and covering such matters of the type customarily covered by legal opinions of such nature;

The Company agrees not to file or make any amendment to any Registration Statement with respect to any Registrable Securities, or any amendment of or supplement to the prospectus used in connection therewith, that refers to the Shareholder by name, or otherwise identifies the Shareholder as the holder of any securities of the Company, without the consent of such Shareholder, such consent not to be unreasonably withheld or delayed, unless and to the extent such disclosure is required by applicable law.

The Company may require the Shareholder to furnish the Company with such information regarding the Shareholder and pertinent to the disclosure requirements relating to the registration and the distribution of such securities as the Company may from time to time reasonably request in writing. If within 20 days of the receipt of a written request from the Company, the Shareholder fails to provide to the Company any information relating to the Shareholder that is required by applicable law to be disclosed in the Registration Statement, the Company may exclude the Shareholder’s Registrable Securities from such Registration Statement.

The Shareholder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4(e), 4(f)(ii) or 4(f)(iii) hereof, that the Shareholder shall discontinue disposition of any Registrable Securities covered by such Registration Statement or the related prospectus until receipt of the copies of the supplemented or amended Prospectus contemplated by Section 4(c) hereof, which supplement or amendment shall be prepared and furnished as soon as reasonably practicable, or until the Shareholder is advised in writing by the Company that the use of the applicable prospectus may be resumed, and has received copies of any amended or supplemented prospectus or any additional or supplemental filings which are incorporated, or deemed to be incorporated, by reference in such prospectus (such period during which disposition is discontinued being an “Interruption Period”) and, if requested by the Company, the Shareholder shall deliver to the Company all copies then in its possession, other than permanent file copies then in such holder’s possession, of the prospectus covering such Registrable Securities at the time of receipt of such request. As soon as practicable after the Company has determined that the use of the applicable prospectus may be resumed, the Company will notify the Shareholder. In the event the Company invokes an Interruption Period hereunder and in the reasonable discretion of the Company the need for the Company to continue the Interruption Period ceases for any reason, the Company shall, as soon as reasonably practicable, provide written notice to the Shareholder that such Interruption Period is no longer applicable. Notwithstanding anything in this paragraph to the contrary, no Interruption Period shall exceed 90 days and, in any calendar year, no more than 195 days in the aggregate may be part of an Interruption Period.

5. Registration Expenses.

(a) Except as otherwise provided for herein, all expenses incidental to the Company’s performance of or compliance with this Agreement, including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, word processing, duplicating and printing expenses, messenger and delivery expenses, and fees and disbursements of counsel for the Company and all independent certified public accountants, underwriters and other Persons retained by the Shareholder (all such expenses, “Registration Expenses”), will be borne as provided in this Agreement, except that the Company will, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit or quarterly review, the expenses of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed or on the New York Stock Exchange. In addition, all Selling Expenses will be borne by the Shareholder.

(b) To the extent Registration Expenses are not required to be paid by the Company, the Shareholder will pay those Registration Expenses allocable to the registration or qualification of such Shareholder’s securities included in the registration, and any Registration Expenses not so allocable will be borne by all sellers of securities included in such registration in proportion to the aggregate selling price of the securities to be so registered or qualified.

6. Indemnification.

(a) The Company agrees to indemnify and hold harmless, and hereby does indemnify and hold harmless, the Shareholder, its affiliates and their respective officers, directors and partners and each Person who controls such Shareholder (within the meaning of the Securities Act) against, and pay and reimburse such Shareholder, affiliate, director, officer or partner or controlling person for any losses, claims, damages, liabilities, joint or several, to which such Shareholder or any such affiliate, director, officer or partner or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon (i) any untrue or alleged untrue statement of material fact contained in any Registration Statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading and the Company will pay and reimburse such Shareholder and each such affiliate, director, officer, partner and controlling person for any legal or any other expenses actually and reasonably incurred by them in connection with investigating, defending or settling any such loss, claim, liability, action or proceeding; provided that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission, made in such Registration Statement, any such prospectus or preliminary prospectus or any amendment or supplement thereto, or in any application, in reliance upon, and in conformity with, written information prepared and furnished to the Company by such Shareholder expressly for use therein or by such Shareholder’s failure to deliver a copy of the Registration Statement or prospectus or any amendments or supplements thereto after the Company has furnished such Shareholder with a sufficient number of copies of the same. In connection with an underwritten offering, the Company, if requested, will indemnify such underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the Shareholder.

(b) In connection with any Registration Statement in which the Shareholder is participating, the Shareholder will furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such Registration Statement or prospectus and will indemnify and hold harmless the Company, its directors and officers, each underwriter and each other Person who controls the Company (within the meaning of the Securities Act) and each such underwriter against any losses, claims, damages, liabilities, joint or several, to which the Shareholder or any such director or officer, any such underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon (i) any untrue or alleged untrue statement of material fact contained in the Registration Statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or in any application or (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is made in such Registration Statement, any such prospectus or preliminary prospectus or any amendment or supplement thereto, or in any application, in reliance upon and in conformity with written information prepared and furnished to the Company by such Shareholder expressly for use therein, and such Shareholder will reimburse the Company and each such director, officer, underwriter and controlling Person for any legal or any other expenses actually and reasonably incurred by them in connection with investigating, defending or settling any such loss, claim, liability, action or proceeding, provided that the obligation to indemnify and hold harmless will be limited to the net amount of proceeds received by such Shareholder from the sale of Registrable Securities pursuant to such Registration Statement.

(c) Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

(d) The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and will survive the registration and sale of any securities by any Person entitled to any indemnification hereunder and the expiration or termination of this Agreement.

(e) If the indemnification provided for in this Section 6 is legally unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party thereunder, will contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other hand in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relevant fault of the indemnifying party and the indemnified party will be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Notwithstanding the foregoing, the amount the Shareholder will be obligated to contribute pursuant to this Section 6(e) will be limited to an amount equal to the proceeds received by such Shareholder in respect of the Restricted Securities sold pursuant to the registration statement which gives rise to such obligation to contribute (less the aggregate amount of any damages which the Shareholder has otherwise been required to pay in respect of such loss, claim, damage, liability or action or any substantially similar loss, claim, damage, liability or action arising from the sale of such Restricted Securities).

7. Participation in Underwritten Registrations.

(a) The Shareholder may not participate in any registration hereunder that is underwritten unless the Shareholder (i) agrees to sell its Registrable Securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements (including, without limitation, pursuant to the terms of any over-allotment or “green shoe” option requested by the managing underwriter(s), provided that the Shareholder will not be required to sell more than the number of Registrable Securities that the Shareholder has requested the Company to include in any registration), (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements, and (iii) cooperates with the Company’s requests in connection with such registration or qualification (it being understood that the Company’s failure to perform its obligations hereunder, which failure is caused by the Shareholder’s failure to cooperate, will not constitute a breach by the Company of this Agreement).

(b) To the extent that the Shareholder is participating in any registration hereunder, it agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4(e) above, the Shareholder will forthwith discontinue the disposition of its Registrable Securities pursuant to the Registration Statement until the Shareholder receives copies of a supplemented or amended prospectus as contemplated by such Section 4(e).

8. Rule 144 and 144A Reporting.

(a) With a view to making available the benefits of certain rules and regulations of the Commission which may permit the sale of the Restricted Securities to the public without registration, the Company agrees to use commercially reasonable efforts to:

(i) make and keep public information available as those terms are understood and defined in Rule 144 under the Securities Act, at all times from and after ninety (90) days following the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public, and

(ii) file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at any time after it has become subject to such reporting requirements.

Upon request of the Shareholder, the Company will deliver to the Shareholder a written statement as to whether it has complied with such informational and reporting requirements and will, within the limitations of the exemptions provided by Rule 144 (as such rule may be amended from time to time) or any similar rule enacted by the Securities and Exchange Commission, instruct the transfer agent to remove the restrictive legend affixed to any Company Shares to enable such shares to be sold in compliance with Rule 144 (as such rule may be amended from time to time) or any similar rule enacted by the Securities and Exchange Commission.

(b) For purposes of facilitating sales pursuant to Rule 144A, so long as the Company is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Shareholder and any prospective purchaser of the Shareholder’s securities will have the right to obtain from the Company, upon written request of the Shareholder prior to the time of sale, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as such Shareholder or prospective purchaser may reasonably request in writing in availing itself of any rule or regulation of the Commission allowing such Shareholder to sell any such securities without registration.

9. Term. This Agreement will be effective as of the date hereof and will continue in effect thereafter until the earliest of (a) its termination by the written consent of the parties hereto or their respective successors in interest, (b) the date on which no Registrable Securities remain outstanding and (c) the dissolution, liquidation or winding up of the Company.

10. Defined Terms. Capitalized terms when used in this Agreement have the following meanings:

“AIG Registration Rights Agreement” means the Registration Rights Agreement to be entered into between the Company and American International Group, Inc., a Delaware corporation, pursuant to the Share Purchase Agreement, dated as of December 16, 2013, among the Company, AerCap Ireland Limited, an Ireland private limited liability company, American International Group, Inc. and AIG Capital Corporation, a Delaware corporation.

“commercially reasonable efforts” shall mean those efforts, activities and measures, which another integrated global aviation company of comparable size as the Company would, using prudent business judgment, consider to be commercially reasonable to be performed, undertaken or made in or under the specific circumstances for registration of securities in a secondary offering pursuant to a registration rights agreement.

“Commission” means the United States Securities and Exchange Commission or any other federal agency administering the Securities Act.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any similar federal statute and the rules and regulations thereunder, as in effect from time to time.

“Excluded Offering” means any registration requested by American International Group, Inc. or any Investor (as defined in the AIG Registration Rights Agreement) pursuant to the AIG Registration Rights Agreement.

“Ordinary Shares” means the shares of ordinary shares of the Company, par value EUR0.01 per share.

“Person” means an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization or a government or department or agency thereof.

“Registrable Securities” means (i) the Company Shares acquired pursuant to the Subscription Agreement, (ii) any Ordinary Shares issued or issuable to the Shareholder upon exercise of any Company convertible securities, (iii) any other stock or securities that the Shareholder may be entitled to receive in lieu of or in addition to Ordinary Shares, or (iv) any equity securities issued or issuable directly or indirectly with respect to the securities referred to in the foregoing clause (i), (ii) or (iii) by way of conversion or exchange thereof or share dividend or share split or in connection with a combination of shares, recapitalization, reclassification, merger, amalgamation, arrangement, consolidation or other reorganization. As to any particular securities constituting Registrable Securities, such securities will cease to be Registrable Securities when (x) they have been effectively registered or qualified for sale by prospectus filed under the Securities Act and disposed of in accordance with the Registration Statement covering therein, (y) they have been sold to the public through a broker, dealer or market maker pursuant to Rule 144 or other exemption from registration under the Securities Act or (z) they may, in the written opinion of outside counsel to the Company, be sold without registration under the Securities Act pursuant to Rule 144 without regard to any volume or holding period restriction and with all restrictive legends removed. For purposes of this Agreement, a Person will be deemed to be a holder of Registrable Securities whenever such Person has the right to acquire directly or indirectly such Registrable Securities (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected.

“Register,” “registered” and “registration” refers to a registration effected by preparing and filing a Registration Statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such Registration Statement, and compliance with applicable state securities laws of such states in which the Shareholder notifies the Company of its intention to offer Registrable Securities.

“Registration Statement” means the prospectus and other documents filed with the Commission to effect a registration under the Securities Act.

“Rule 144” means Rule 144 under the Securities Act or any successor or similar rule as may be enacted by the Commission from time to time, as in effect from time to time.

“Rule 144A” means Rule 144A under the Securities Act or any successor or similar rule as may be enacted by the Commission from time to time, as in effect from time to time.

“Securities Act” means the United States Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations thereunder, as in effect from time to time.

“Selling Expenses” means all transportation and other expenses incurred by or on behalf of the Shareholder, the Company or any underwriters, or their representatives, in connection with “roadshow” presentations and the holding of meetings with potential investors to facilitate the distribution and sale of the Registrable Securities, as well as all underwriting discounts, selling commissions and transfer taxes applicable to the sale of Registrable Securities hereunder.

“Shelf Registration” means a Registration effected pursuant to Section 1(a).

“Shelf Registration Statement” means a Registration Statement of the Company filed with the Commission on Form F-3 (or any successor form or other appropriate form under the Securities Act) for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act (or any similar rule that may be adopted by the Commission) covering the Registrable Securities.

11. Miscellaneous.

(a) No Inconsistent Agreements. The Company will not hereafter enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the Shareholder in this Agreement.

(b) Adjustments Affecting Registrable Securities. The Company will not take any action, or permit any change to occur, with respect to its securities which would materially and adversely affect the ability of the Shareholder to include such Registrable Securities in a registration or qualification for sale by prospectus undertaken pursuant to this Agreement or which would adversely affect the marketability of such Registrable Securities in any such registration or qualification (including, without limitation, effecting a share split or a combination of shares).

(c) Remedies. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party hereto will have the right to injunctive relief, in addition to all of its other rights and remedies at law or in equity, to enforce the provisions of this Agreement, provided that the Shareholder will not have any right to an injunction to prevent the filing or effectiveness of any Registration Statement of the Company.

(d) Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may be amended or waived only upon the prior written consent of the Company and the Shareholder.

(e) Successors and Assigns. This Agreement will be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns. In addition, and whether or not any express assignment will have been made, the provisions of this Agreement which are for the benefit of the Shareholder as such will be for the benefit of and enforceable by any subsequent holder of any Registrable Securities (or of such portion thereof).

(f) Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or the effectiveness or validity of any provision in any other jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

(g) Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same Agreement.

(h) Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

(i) Governing Law. This Agreement and the rights and duties of the parties hereto hereunder shall be governed by and construed in accordance with laws of the State of New York, without giving effect to its principles or rules of conflict of laws to the extent such principles or rules are not mandatorily applicable by statute and would require or permit the application of the laws of another jurisdiction.

(j) Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when personally delivered or received by certified mail, return receipt requested, or sent by guaranteed overnight courier service. Such notices, demands and other communications will be sent to the Company and the Shareholder in the manner and at the addresses set forth in the Subscription Agreement.

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IN WITNESS WHEREOF, the undersigned have set their hands and seals as of the above date.

AERCAP HOLDINGS N.V.

By:	/s/ Marnix den Heijer
Name: Marnix den Heijer
Title: Attorney-in-Fact

WAHA AC COÖPERATIEF U.A.

By:	/s/ Michael Raynes
Name: Michael Raynes
Title: Chief Operating Officer

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